Exhibit 99.1

LIBERTY MEDIA REPORTS

FOURTH QUARTER AND YEAR END 2015 FINANCIAL RESULTS

Englewood, Colorado, February 26, 2016 - Liberty Media Corporation ("Liberty Media") (NASDAQ: LMCA, LMCB, LMCK) today reported fourth quarter and year end 2015 results.  Highlights include (1):

•	SiriusXM reported strong fourth quarter and full-year 2015 results
•	Net subscriber growth in 2015 of 2.3 million, up to 29.6 million
•	2015 revenue up 9% to a record $4.6 billion
•	Net income of $510 million
•	2015 adjusted EBITDA(2) climbed 13% to record $1.66 billion
•	Free cash flow(2) per fully-diluted share increased 23% in 2015 to 24 cents
•	Yesterday Liberty Media settled litigation with Vivendi Universal for $775 million
•	Liberty Media’s ownership of SiriusXM stood at 62.1% as of January 29th
•	S-4 related to the recapitalization into three tracking stock groups declared effective by SEC on February 19th; stockholder meeting scheduled for April 11th
•	From November 1st through January 31st, repurchased 298 thousand LMCK shares at an average price per share of $39.34 and a total cost of $11.7 million

“SiriusXM had another outstanding quarter and year, reaching record revenue and adjusted EBITDA, ending the year with 29.6 million subscribers.  SiriusXM continues to focus on its world-class exclusive content and announced a long-term agreement with Howard Stern that includes Stern’s extensive audio and video library, in addition to channels with David Bowie, Billy Joel, Hank Haney and Nigel Barker,” stated Greg Maffei, President and CEO of Liberty Media.  “At Liberty, we are very pleased to announce a settlement of litigation with Vivendi which resulted in a payment of $775 million, of which we will net after-tax proceeds of approximately $420 million. We continue to make progress on our plan to recapitalize into three tracking stock groups and expect to hold a shareholder vote in April.”

Liberty Media announced today that it has entered into a settlement of its lawsuit against Vivendi Universal S.A., pursuant to which Vivendi S.A. has paid Liberty Media $775 million in settlement of all claims related to a dispute that arose from a 2001 transaction.  Liberty Media had prevailed in the United States District Court for the Southern District of New York with a jury verdict of approximately €765 million (excluding pre-judgment interest).  Both sides had appealed the earlier judgment.  As a result of the settlement all appeals have been dismissed and the parties have provided each other with mutual releases.

Following the payment of a contingency fee to its legal counsel, as well as amounts payable to Liberty Global plc, a former subsidiary which was a plaintiff in the action, Liberty Media expects to net after-tax proceeds of approximately $420 million in cash.

Liberty Media was represented at trial by Baker Botts LLP and on appeal by WilmerHale.

Liberty Media

Liberty Media's revenue increased $113 million to $1.2 billion in the fourth quarter and $345 million to $4.8 billion for the year.  Adjusted OIBDA(2) increased $5 million to $364 million for the fourth quarter and $211 million to $1.6 billion for the year.  Operating income increased $11 million to $217 million for the fourth quarter and $113 million to $954 million for the year.  The increase in revenue, adjusted OIBDA and operating income was primarily due to the operating results of SiriusXM.

During November 2015, Liberty Media’s board of directors authorized management to pursue a reclassification of the company’s common stock into three new tracking stock groups, one to be designated as the Liberty Braves Group, one to be designated as the Liberty Media Group and one to be designated as the Liberty SiriusXM Group, and a distribution of subscription rights related to the Liberty Braves Group tracking stock following the creation of the new tracking stocks.

In connection with the creation of the new tracking stocks, Liberty Media will be holding a Special Meeting of Stockholders on April 11, 2016 at 1:30 p.m., M.D.T., at the corporate offices of Starz, 8900 Liberty Circle, Englewood, Colorado 80112. The record date for the meeting is 5:00 p.m., New York City time, on February 22, 2016.   At this special meeting, holders will be asked to vote on several proposals related to the creation of the new tracking stocks.  The distribution ratios and other relevant information regarding the new tracking stocks are available in the Form S-4 filed on February 18, 2016 and declared effective by the SEC on February 19, 2016.  The completion of the tracking stock restructuring is contingent upon (among other things, including the requisite stockholder approval) receipt of an opinion from counsel regarding the tax free nature of the transaction.

SiriusXM

SiriusXM is a separate publicly traded company and additional information about SiriusXM can be obtained through its website and filings with the SEC.  SiriusXM reported its stand-alone fourth quarter and year end results on February 2, 2016.  For presentation purposes, in this release, we include below the results of SiriusXM, as reported by SiriusXM, without regard to the purchase accounting adjustments applied by us for purposes of our financial statements.  Liberty Media believes the presentation of financial results as reported by SiriusXM is useful to investors as the comparability of those results are best understood in the context of SiriusXM's historical financial presentation.  For a reconciliation of revenue, adjusted OIBDA (as defined by Liberty Media) and operating income for SiriusXM's stand-alone operating results as reported by SiriusXM, to those results as reported by Liberty Media, see Liberty Media's Form 10-K for the year ended December 31, 2015.

Highlights of SiriusXM's earnings release included the following:

•	2015 revenue up 9% to a record $4.6 billion

•	Net income grows to $510 million in 2015
•	2015 adjusted EBITDA(2) climbs 13% to a record $1.66 billion
•	Free cash flow per fully-diluted share increases 23% in 2015 to 24 cents
•	Net subscriber growth in 2015 of 2.3 million

Share Repurchases

Between the reclassification of the original Liberty Capital tracking stock on March 3, 2008 and July 23, 2014, Liberty Media repurchased shares of Series A common stock for aggregate cash consideration of $2.9 billion, representing 51% of shares outstanding(3).  From November 1, 2015 through January 31, 2016, Liberty Media repurchased approximately 298 thousand shares of Series C common stock at an average cost per share of $39.34 for total cash consideration of $11.7 million. For the period covering the creation of the Liberty Media Series C common stock on July 23, 2014 through January 31, 2016 Liberty Media repurchased approximately 9.2 million shares of Series A and Series C common stock, collectively, at an average cost per share of $37.96 for total cash consideration of $350 million, representing 2.7% of shares outstanding(4).  The total remaining repurchase authorization for Liberty Media stock is approximately $1.3 billion.

FOOTNOTES

1)

Liberty Media's President and CEO, Greg Maffei, will discuss these highlights and other matters in Liberty Media's earnings conference call which will begin at 11:30 a.m. (E.S.T.) on February 26, 2016.  For information regarding how to access the call, please see “Important Notice” later in this document.

2)

For definitions of adjusted OIBDA (as defined by Liberty Media), Adjusted EBITDA (as defined by SiriusXM) and free cash flow (as defined by SiriusXM) and applicable reconciliations see the accompanying schedules.

3)	Based on shares outstanding at the time of the introduction of the original Liberty Capital stock.
4)	Based on shares outstanding as of October 31, 2014.

NOTES

Unless otherwise noted, the foregoing discussion compares financial information for the year ended December 31, 2015 to the same period in 2014.

The following financial information with respect to Liberty Media's equity affiliates and available-for-sale securities is intended to supplement Liberty Media's consolidated balance sheet and statement of operations to be included in its Form 10-K for the year ended December 31, 2015.

Fair Value of Corporate Public Holdings

(amounts in millions)	9/30/2015	12/31/2015
Live Nation debt and equity(1)	1,316	1,735
Other public holdings(2)	461	450
Total Liberty Media	$1,777	$2,185

(1)

Represents the fair value of Liberty Media's debt and equity investments.  In accordance with GAAP, Liberty Media accounts for its investment in the equity of Live Nation using the equity method of accounting and includes it in its consolidated balance sheet at its historical carrying value of $395 million and $764 million at September 30, 2015 and December 31, 2015, respectively.

(2)	Represents Liberty Media's other public holdings which are accounted for at fair value.

Cash and Debt

The following presentation is provided to separately identify cash and liquid investments and debt information.

(amounts in millions)	9/30/2015	12/31/2015

Cash and liquid investments(1)(2)	$607	$216
Less: Short-term marketable securities	19	15
Total Liberty Media Cash (GAAP)	$588	$201

Debt:
SiriusXM senior notes(3)	$5,150	$5,150
Liberty 1.375% cash convertible notes due 2023(4)	1,000	1,000
Margin loans	250	250
Atlanta Braves debt(5)	175	147
Other subsidiary and corporate level debt(6)	305	391
Total Liberty Media Debt	6,880	6,938
Unamortized premium	(78)	(42)
Total Liberty Media Debt (GAAP)	$6,802	$6,896

(1)	Includes $19 million and $15 million of short-term marketable securities with an original maturity greater than 90 days as of September 30, 2015 and December 31, 2015.
(2)	Includes $153 million and $112 million of cash and liquid investments held at SiriusXM as of September 30, 2015 and December 31, 2015, respectively.
(3)	Outstanding principal amount of Senior Notes with no increase for the premium resulting from purchase accounting.
(4)	Face amount of the cash convertible notes with no adjustment for the fair market value adjustment.
(5)	Includes Atlanta National League Baseball Club, Inc. borrowings largely to fund the construction of a new stadium in Cobb County, Georgia.

(6)	Includes SiriusXM capital leases, borrowings under the SiriusXM revolving credit facility and other corporate level financing.

Total Liberty Media cash and liquid investments decreased $391 million during the quarter. Cash from operations at SiriusXM was more than offset by shares repurchased by SiriusXM, shares repurchased by Liberty Media, cash used to fund the settlement of the Live Nation forward contract and capital expenditures. Included in the year end consolidated cash and liquid investments is $112 million at SiriusXM.  Although SiriusXM is a consolidated subsidiary, it is a separate public company with a significant non-controlling interest; therefore Liberty Media does not have ready access to SiriusXM’s cash balance.  Excluding cash held at SiriusXM, Liberty Media’s cash and liquid investments balance at December 31, 2015 was $104 million.

Total Liberty Media debt increased by $94 million primarily as a result of borrowings on the SiriusXM credit facility and other corporate level borrowings.

Important Notice: Liberty Media Corporation (Nasdaq: LMCA, LMCB, LMCK) President and CEO, Greg Maffei, will discuss Liberty Media's earnings release in a conference call which will begin at 11:30 a.m. (E.S.T.) on February 26, 2016.  The call can be accessed by dialing (844) 838-8043 or (678) 509-7480 at least 10 minutes prior to the start time.  The call will also be broadcast live across the Internet and archived on our website.  To access the webcast go to http://www.libertymedia.com/events.  Links to this press release will also be available on the Liberty Media website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, the creation of the new tracking stocks, the distribution of subscription rights and the subsequent rights offering, growth of SiriusXM's subscriber base, the future financial performance of SiriusXM, the continuation of our stock repurchase plan, the repurchase activity of SiriusXM, the construction of the new stadium for the Atlanta Braves and the associated mixed-use development and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, regulatory matters affecting our businesses, the satisfaction of conditions to the creation of the tracking stocks and the distribution of subscription rights and the ability of Liberty Media to realize the expected benefits of these transactions, the competitive position of SiriusXM versus other radio and audio entertainment providers, the ability of SiriusXM to attract and retain subscribers, the dependence of SiriusXM upon the auto industry, general economic conditions, the failure of SiriusXM’s satellites (which are not insured), the interruption or failure of SiriusXM’s information and communication systems, the security of personal customer information, royalties SiriusXM pays for music rights (which increase over time), the unfavorable outcome of pending or future litigation, the failure to realize benefits of acquisitions, rapid technological and industry change, failure of third parties to perform, changes in consumer protection laws and their enforcement, continued access to capital on terms acceptable to Liberty Media,  changes in law and market conditions conducive to stock repurchases.  These forward-looking statements speak only as of the date of this presentation, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Form 10-K, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media's business which may affect the statements made in this presentation.

Additional Information

Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of Liberty Media’s existing common stock or Liberty Media’s proposed Liberty Braves Group tracking stock, Liberty SiriusXM Group tracking stock or Liberty Media Group tracking stock. The offer and sale of shares of the proposed tracking stocks will only be made pursuant to Liberty’s effective registration statement. Liberty Media stockholders and other investors are urged to read the registration statement filed with the SEC regarding the proposed tracking stocks, including the proxy statement/prospectus contained therein, because they contain important information about the issuance of shares of the proposed tracking stocks. Copies of Liberty Media’s SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Investor Relations, (720) 875-5420.

Participants in a Solicitation

The directors and executive officers of Liberty Media and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals relating to the approval of the issuance of the tracking stocks. Information regarding the directors and executive officers of Liberty Media and other participants in the proxy solicitation and a description of their respective direct and indirect interests, by security holdings or otherwise, are available in the definitive proxy materials with respect to the creation of the proposed tracking stocks on file with the SEC.

Contact: Courtnee Chun (720) 875-5420

LIBERTY MEDIA CORPORATION

CONSOLIDATED BALANCE SHEET (unaudited)

	12/31/2014	12/31/2015
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$681	201
Trade and other receivables, net	235	247
Short term marketable securities	199	15
Other current assets	270	228
Total current assets	1,385	691
Investments in available-for-sale securities and other cost investments	816	533
Investments in affiliates, accounted for using the equity method	851	1,115

Property and equipment, at cost	2,215	2,587
Accumulated depreciation	(501)	(708)
	1,714	1,879
Intangible assets not subject to amortization
Goodwill	14,345	14,345
FCC licenses	8,600	8,600
Other	1,073	1,073
	24,018	24,018

Intangible assets subject to amortization, net	1,166	1,097
Other assets	319	465
Total assets	$30,269	29,798

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$712	758
Current portion of debt	257	255
Deferred revenue	1,641	1,797
Other current liabilities	40	3
Total current liabilities	2,650	2,813

Long-term debt	5,588	6,626
Deferred income tax liabilities	1,507	1,667
Other liabilities	348	561
Total liabilities	10,093	11,667

Equity:
Total stockholders' equity	11,398	10,933
Noncontrolling interests in equity of subsidiaries	8,778	7,198
Total equity	20,176	18,131
Commitments and contingencies
Total liabilities and equity	$30,269	29,798

LIBERTY MEDIA CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)

	Years Ended
	12/31/2014	12/31/2015
	amounts in millions
Revenue:
Subscriber revenue	$3,514	3,807
Other revenue	936	988
Total revenue	4,450	4,795

Operating costs and expenses, including stock-based compensation:
Cost of subscriber services (excluding depreciation shown separately below)
Revenue share and royalties	810	1,035
Programming and content(1)	262	267
Customer service and billing(1)	373	380
Other(1)	135	141
Subscriber acquisition costs	493	533
Other operating expenses(1)	304	262
Selling, general and administrative(1)	873	861
Depreciation and amortization	359	362
	3,609	3,841
Operating income (loss)	841	954

Other income (expense):
Interest expense	(255)	(328)
Dividend and interest income	27	17
Share of earnings (losses) of affiliates, net	(113)	(40)
Realized and unrealized gains (losses) on financial instruments, net	38	(140)
Gains (losses) on transactions, net	—	(4)
Other, net	(77)	(1)
	(380)	(496)
Earnings (loss) from continuing operations before income taxes	461	458
Income tax (expense) benefit	(66)	(210)
Net earnings (loss)	395	248
Less net earnings (loss) attributable to the noncontrolling interests	217	184
Net earnings (loss) attributable to Liberty stockholders	$178	64

(1) Includes stock based compensation as follows:
Programming and content	17	19
Customer service and billing	5	5
Other costs of services	8	8
Operating	17	18
Selling, general and administrative	170	154
	$217	204

LIBERTY MEDIA CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited)

	Years Ended
	12/31/2014	12/31/2015
	amounts in millions
Cash flows from operating activities:
Net earnings	$395	248
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	359	362
Stock-based compensation	217	204
Cash payments for stock-based compensation	(29)	—
Excess tax benefits from stock-based compensation	(3)	(19)
Share of (earnings) losses of affiliates, net	113	40
Realized and unrealized (gains) losses on financial instruments, net	(38)	140
Noncash interest expense	(34)	6
Losses (gains) on transactions, net	—	4
Losses (gains) on dilution of investment in affiliate	78	1
Deferred income tax expense (benefit)	91	175
Other charges (credits), net	17	15
Changes in operating assets and liabilities
Current and other assets	(74)	(208)
Payables and other liabilities	33	245
Net cash provided (used) by operating activities	1,125	1,213

Cash flows from investing activities:
Cash (paid) for acquisitions, net of cash acquired	(47)	—
Cash proceeds from dispositions of investments	247	175
Proceeds (payments) from settlement of financial instruments, net	(72)	(322)
Investments in and loans to cost and equity investees	(183)	(19)
Repayment of loans and other cash receipts from cost and equity investees	42	—
Capital expended for property and equipment	(194)	(296)
Purchases of short term investments and other marketable securities	(360)	(174)
Sales of short term investments and other marketable securities	176	358
Other investing activities, net	(20)	(8)
Net cash provided (used) by investing activities	(411)	(286)

Cash flows from financing activities:
Borrowings of debt	2,758	2,213
Repayments of debt	(1,936)	(1,196)
Repurchases of Liberty common stock	—	(350)
Cash provided by Broadband spinoff	259	—
Shares repurchased by subsidiary	(2,157)	(2,018)
Proceeds (payments) from settlement of financial instruments, net	—	5
Taxes paid in lieu of shares issued for stock-based compensation	(48)	(80)
Excess tax benefit from stock-based compensation	3	19
Net cash provided (used) by financing activities	(1,121)	(1,407)
Net increase (decrease) in cash and cash equivalents	(407)	(480)
Cash and cash equivalents at beginning of period	1,088	681
Cash and cash equivalents at end of period	$681	201

NON-GAAP FINANCIAL MEASURES

SCHEDULE 1

This press release includes a presentation of adjusted OIBDA, which is a non-GAAP financial measure, for Liberty Media, together with a reconciliation to operating income, as determined under GAAP.  Liberty Media defines adjusted OIBDA as revenue less operating expenses, and selling, general and administrative expenses, excluding all stock based compensation, and excludes from that definition depreciation and amortization, restructuring and impairment charges and separately reported legal settlements that are included in the measurement of operating income pursuant to GAAP.

Liberty Media believes adjusted OIBDA is an important indicator of the operational strength and performance of its businesses, including each business' ability to service debt and fund capital expenditures.  In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance.  Because adjusted OIBDA is used as a measure of operating performance, Liberty Media views operating income as the most directly comparable GAAP measure.  Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Media's management considers in assessing the results of operations and performance of its assets.  Please see the attached schedules for applicable reconciliations.

The following tables provide a reconciliation of adjusted OIBDA for Liberty Media to operating income calculated in accordance with GAAP for the three months ended December 31, 2014, March 31, 2015, June 30, 2015, September 30, 2015, December 31, 2015, respectively, and the years ended December 31, 2014 and 2015.

QUARTERLY SUMMARY

(amounts in millions)	4Q14	1Q15	2Q15	3Q15	4Q15
Liberty Media
Revenue	$1,095	$1,081	$1,222	$1,284	$1,208

Adjusted OIBDA	359	373	418	473	364
Depreciation and amortization	(87)	(84)	(92)	(96)	(90)
Stock compensation expense	(66)	(44)	(47)	(56)	(57)
Legal settlement(1)	—	—	(108)	—	—
Operating Income (Loss)	$206	$245	$171	$321	$217

ANNUAL SUMMARY

(amounts in millions)	2014	2015
Liberty Media
Revenue	$4,450	$4,795

Adjusted OIBDA	1,417	1,628
Depreciation and amortization	(359)	(362)
Stock compensation expense	(217)	(204)
Legal settlement(1)	—	(108)
Operating Income (Loss)	$841	$954

(1)

SiriusXM recognized $108 million during June 2015 for the portion of the $210 million Capitol Settlement related to SiriusXM's use of pre-1972 sound recordings for the periods prior to the Capitol Records lawsuit settlement during June 2015. The $108 million expense is included in the Revenue share and royalties line item in the accompanying consolidated financial statements for the year-ended December 31, 2015 but has been excluded from Adjusted OIBDA for the corresponding period as this expense was not incurred as a part of SiriusXM's normal operations for the period, and this lump sum amount does not relate to the on-going performance of the business. SiriusXM recognized approximately $19 million to Revenue share and royalties within the unaudited consolidated statement of operations with respect to the Capitol Settlement during the twelve-months ended December 31, 2015 related to SiriusXM's use of pre-1972 sound recordings during the period and is included as a component of Adjusted OIBDA. Of the remaining $83 million of the settlement, approximately $40 million was recorded to Prepaid expenses and other current assets and approximately $43 million was recorded to Other long-term assets within the unaudited condensed consolidated balance sheets as of December 31, 2015, which will be amortized to Revenue share and royalties within the unaudited condensed consolidated statement of operations over the future service period through December 2017.

SCHEDULE 2

This press release also includes a presentation of adjusted EBITDA, which is a non-GAAP financial measure used by SiriusXM, together with a reconciliation to SiriusXM's stand-alone net income, as determined under GAAP.  SiriusXM defines adjusted EBITDA as follows:  EBITDA is defined as net income before interest expense, net of amounts capitalized; income tax expense and depreciation and amortization. SiriusXM adjusts EBITDA to exclude the impact of other income, loss on disposal of assets, loss on extinguishment of debt, loss on change in value of derivatives as well as certain other charges discussed below. This measure is one of the primary Non-GAAP financial measures on which SiriusXM (i) evaluates the performance of their on-going core operating results period over period, (ii) base internal budgets and (iii) compensate management. As such, adjusted EBITDA is a Non-GAAP financial performance measure that excludes (if applicable):  (i) certain adjustments as a result of the purchase price accounting for the merger of Sirius and XM, (ii) depreciation and amortization, (iii) share-based payment expense and (iv) other significant operating expense (income) that do not relate to the on-going performance of SiriusXM’s business.  The purchase price accounting adjustments include: (i) the elimination of deferred revenue associated with the investment in XM Canada, (ii) recognition of deferred subscriber revenues not recognized in purchase price accounting, and (iii) elimination of the benefit of deferred credits on executory contracts, which are primarily attributable to third party arrangements with an OEM and programming providers.  SiriusXM believes adjusted EBITDA is a useful measure of the underlying trend of their operating performance, which provides useful information about their business apart from the costs associated with their physical plant, capital structure and purchase price accounting. SiriusXM believes investors find this Non-GAAP financial measure useful when analyzing their results and comparing their operating performance to the performance of other communications, entertainment and media companies. SiriusXM believes investors use current and projected adjusted EBITDA to estimate current and prospective enterprise value and to make investment decisions. Because SiriusXM funds and builds-out their satellite radio system through the periodic raising and expenditure of large amounts of capital, SiriusXM’s results of operations reflect significant charges for depreciation expense. The exclusion of depreciation and amortization expense is useful given significant variation in depreciation and amortization expense that can result from the potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. SiriusXM believes the exclusion of share-based payment expense and loss on disposal of assets is useful as they are not directly related to the operational conditions of their business.  SiriusXM also believes the exclusion of settlements related only to the historical use of pre-1972 sound recordings is useful as it does not represent an expense incurred as part of normal operations for the period.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to SiriusXM’s statements of comprehensive income of certain expenses, including share-based payment expense and certain purchase price accounting for the merger of Sirius and XM. SiriusXM endeavors to compensate for the limitations of the Non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the Non-GAAP measure.  Investors that wish to compare and evaluate SiriusXM’s operating results after giving effect for these costs, should refer to net income as disclosed in their consolidated statements of comprehensive income. Since adjusted EBITDA is a Non-GAAP financial performance measure, SiriusXM’s calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. The reconciliation of net income to the adjusted EBITDA is calculated as follows:

	Unaudited
	For the Three Months
	Ended December 31,
	2015	2014
($ in thousands)
Net income (GAAP):	$134,633	$143,122
Add back items excluded from Adjusted EBITDA:
Purchase price accounting adjustments:
Revenues	1,813	1,813
Operating expenses	—	(946)
Pre-1972 sound recordings historical legal settlements (GAAP)	1,506	—
Loss on disposal of assets (GAAP)	7,384	—
Share-based payment expense (GAAP)	21,976	20,380
Depreciation and amortization (GAAP)	69,687	66,402
Interest expense, net of amounts capitalized (GAAP)	77,191	71,981
Other income (GAAP)	(3,302)	(6,377)
Income tax expense (GAAP)	85,347	84,931
Adjusted EBITDA	$396,235	$381,306

	Unaudited
	For the Years Ended
	December 31,
	2015	2014
($ in thousands)
Net income (GAAP):	$509,724	$493,241
Add back items excluded from Adjusted EBITDA:
Purchase price accounting adjustments:
Revenues	7,251	7,251
Operating expenses	(1,394)	(3,781)
Pre-1972 sound recordings historical legal settlements (GAAP)	109,164	—
Loss on disposal of assets (GAAP)	7,384	—
Loss on change in value of derivatives (GAAP)	—	34,485
Share-based payment expense (GAAP)	84,310	78,212
Depreciation and amortization (GAAP)	272,214	266,423
Interest expense, net of amounts capitalized (GAAP)	299,103	269,010
Other income (GAAP)	(12,379)	(14,611)
Income tax expense (GAAP)	382,240	337,545
Adjusted EBITDA	$1,657,617	$1,467,775

SCHEDULE 3

SiriusXM’s free cash flow derives from cash flow provided by operating activities, capital expenditures and restricted and other investment activity.  The calculation for free cash flow is as follows (in thousands).

	Unaudited
	For the Three Months
	Ended December 31,
($ in thousands)	2015	2014
Cash Flow Information
Net cash provided by operating activities	$343,097	$365,076
Net cash used in investing activities	(43,949)	(34,402)
Net cash used in financing activities	(339,855)	(286,535)

Free Cash Flow
Net cash provided by operating activities	$343,097	$365,076
Additions to property and equipment	(43,949)	(34,402)
Free cash flow	$299,148	$330,674

Diluted weighted average common shares outstanding	5,247,514	5,643,839
Free cash flow per diluted share	$0.06	$0.06

	Unaudited
	For the Years Ended
	December 31,
($ in thousands)	2015	2014
Cash Flow Information
Net cash provided by operating activities	$1,244,051	$1,253,244
Net cash used in investing activities	(138,858)	(96,324)
Net cash used in financing activities	(1,141,079)	(1,144,001)

Free Cash Flow
Net cash provided by operating activities	$1,244,051	$1,253,244
Additions to property and equipment	(134,892)	(121,646)
Purchase of restricted and other investments	(3,966)	—
Return of capital from investment in unconsolidated subsidiary	—	24,178
Pre-1972 sound recordings legal settlement	210,000	—
Free cash flow	$1,315,193	$1,155,776

Diluted weighted average common shares outstanding	5,435,166	5,862,020
Free cash flow per diluted share	$0.24	$0.20